                                                                     EXHIBIT 1.1


                                                                       L&W DRAFT
                                                                        03/11/94

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                            PRIME HOSPITALITY CORP.

                                  $100,000,000

                    ___% Senior Subordinated Notes due 2004


                             Underwriting Agreement

                               _________ __, 1994





                       KIDDER, PEABODY & CO. INCORPORATED
                             MONTGOMERY SECURITIES





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                                                                Draft of 3/11/94


                            PRIME HOSPITALITY CORP.



                                  $100,000,000
                    ___% Senior Subordinated Notes due 2004



                             UNDERWRITING AGREEMENT


                                                              _________ __, 1994

KIDDER, PEABODY & CO. INCORPORATED
    MONTGOMERY SECURITIES
      c/o Kidder, Peabody & Co. Incorporated
   10 Hanover Square
   New York, New York  10005

Ladies and Gentlemen:

         Prime Hospitality Corp., a Delaware corporation (the "Company"), confirms its agreement with Kidder, Peabody & Co. Incorporated and Montgomery Securities (collectively, the "Underwriters") as follows:

         1. Description of Securities. The Company proposes to issue and sell to the Underwriters, $100,000,000 in aggregate principal amount of ___% Senior Subordinated Notes due 2004 (the "Notes") of the Company to be issued under an indenture (the "Indenture") dated as of ________, between the Company and _________________________________, as trustee (the "Trustee").

         2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each Underwriter that:

              (a) A registration statement on Form S-3 (Registration No. 33-___________) with respect to the Notes, including a preliminary form of prospectus, has been carefully prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder and has been filed with the Commission; one or more amendments to such registration statement may have been so prepared and may have been, or may be, so filed, including either (i) prior to effectiveness of such registration statement, a further amendment to such registration statement (including the form of final prospectus) or (ii) after effectiveness of such registration statement, a final prospectus in accordance with Rule 430A and 424(b)(1) or (4). Copies of such registration statement and amendments, each related preliminary prospectus (the "Preliminary Prospectus") (including one fully executed copy of the registration statement and each amendment thereto for each of you and for counsel to the Underwriters) and the final form of prospectus have been delivered to you. Such registration statement as amended at the time it becomes effective or, if a post-effective amendment is filed with respect thereto, as amended by such post-effective amendment at the time of its effectiveness, including in each case information incorporated by reference therein and financial statements and exhibits, and the information (if any) contained in a prospectus subsequently filed with the Commission pursuant to Rule 424(b) under the Act and deemed to be a part of the registration at the time of its effectiveness pursuant to Rule 430A under the Act, is hereinafter referred to as the "Registration Statement;" and such prospectus as then amended including such information incorporated by reference therein, or first used to confirm sales, whether or not filed with the Commission pursuant to Rule 424(b) under the Act, is herein after referred to as the "Prospectus."

              (b) Each part of the Registration Statement, when such part became or becomes effective, each Preliminary Prospectus, on the date of filing thereof with the Commission, and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission, or as first used to confirm sales, and at the Closing Date (as hereinafter defined), conformed or will conform in all material respects with the requirements of the Act, the Trust Indenture Act and the Rules and Regulations; each part of the Registration Statement, when such part became or becomes effective, did not or will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; each Preliminary Prospectus, on the date of filing thereof with the Commission, and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission, or when first used to confirm sales, and at the Closing Date, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing shall not apply to statements in or omissions from any such document in reliance upon, and in conformity with, written information relating to you furnished to the Company by you, specifically for use in the preparation thereof.

              (c) The Company is not in violation of its charter or by-laws or in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any other agreement, indenture, mortgage, deed of trust or other contract, lease or other instrument to which the Company is a party or by which it or its property is bound, or to which any of the property or assets of the Company is subject except for any such violation or default that could not have a material adverse effect on the condition (financial or other), business, property, prospects or results of operations of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect").

              (d) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, or to the knowledge of the Company, has been threatened to be issued.

              (e) The financial statements, together with the related notes and schedules, of the Company and its subsidiaries set forth in the Registration Statement and Prospectus fairly present the financial condition of the Company and its subsidiaries as of the dates indicated and the results of operations and changes in financial position for the periods therein specified in conformity with generally accepted accounting principles ("GAAP") consistently applied throughout the periods involved (except as otherwise stated therein).





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              (f)  The Company and each of the Company's subsidiaries has been duly incorporated and is an existing corporation in good standing under the laws of its respective jurisdiction of incorporation, has full power and authority (corporate and other) to conduct its business as described in the Registration Statement and Prospectus and is duly qualified to do business in each jurisdiction in which it owns or leases real property or in which the conduct of its business requires such qualification except where the failure to be so qualified, considering all such cases in the aggregate, would not have a Material Adverse Effect; and all of the outstanding shares of capital stock of each such subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and (except as otherwise stated in the Registration Statement) are owned beneficially by the Company subject to no security interest, other encumbrance or adverse claim.

              (g) Each of the Indenture and the Notes have been duly authorized by the Company, the Indenture has been duly qualified under the Trust Indenture Act and when duly executed and delivered will constitute, and the Notes, when duly executed, authenticated, issued and delivered as contemplated hereby and by the Indenture, will constitute, valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

              (h) Except as contemplated in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, none of the Company or any of its subsidiaries has incurred any liabilities or obligations, direct or contingent, or entered into any transactions, not in the ordinary course of business, that are material to the Company and its subsidiaries, and there has not been any material adverse change, on a consolidated basis, in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, or any material adverse change, or any development involving a prospective material adverse change, in the condition (financial or other), business, prospects, net worth or results of operations of the Company and its subsidiaries.

              (i) Except as set forth in the Prospectus, there is not pending or, to the knowledge of the Company, threatened, any action, suit or proceeding to which the Company or any of its subsidiaries is a party before or by any court or governmental agency or body, that might result in any material adverse change in the condition (financial or other), business, prospects, net worth or results of operations of the Company or any of its subsidiaries, or that might materially and adversely affect the properties or assets thereof.

              (j) The descriptions in the Registration Statement and the Prospectus of statutes, legal and governmental proceedings and contracts and other documents are accurate and fairly present the information required to be shown and there are no legal or governmental proceedings required to be described in the Registration Statement, or the Prospectus that are not described as required. There are no contracts or documents of the Company or any of its subsidiaries that are required to be filed as exhibits to the Registration Statement by the Act, the Trust Indenture Act or by the Rules and Regulations that have not been so filed.

              (k) This Agreement has been duly authorized, executed and delivered by the Company. The performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any agreement or instrument to





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
         which the Company or any of its subsidiaries is a party or by which it is bound or to which any of the property of the Company or any of its subsidiaries is subject, the charter or by-laws of the Company or any of its subsidiaries, or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties; no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance or sale of the Notes by the Company, except such as may be required under the Act, the Trust Indenture Act or state securities laws; and the Company has full power and authority to authorize, issue and sell the Notes as contemplated by this Agreement.

              (l) The Company is not an "investment company" under the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

              (m) There is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending, threatened, or to the knowledge of the Company, contemplated to which the Company or any of its subsidiaries is or may be a party or to which the business or property of the Company or any of its subsidiaries is or may be subject, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or that has been proposed by any governmental body (other than Blue Sky laws, regulations or orders), or (iii) no injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction to which the Company or any of its subsidiaries is or may be subject issued that, in the case of clauses (i), (ii) and (iii) above, (1) is required to be disclosed in the Registration Statement or the Prospectus and that is not so disclosed, (2) might suspend the effectiveness of the Registration Statement, (3) might prevent or suspend the use of any preliminary prospectus in any jurisdiction, (4) except as disclosed in the Registration Statement or the Prospectus, might have a Material Adverse Effect, (5) would interfere with or adversely affect the issuance of the Notes, or (6) might in any manner invalidate or question the validity of any provisions of this Agreement, the Indenture or the Notes.

              (n) None of the Company or any of its subsidiaries is in violation of any safety or similar law applicable to its business, nor any federal, state or foreign law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal, state or foreign wages and hours laws, nor any provisions of the Employee Retirement Income Security Act, as amended, or the rules and regulations promulgated thereunder ("ERISA"), which in each case would have a Material Adverse Effect. In the ordinary course of business, employees of the Company conduct periodic reviews of the effect of Environmental Laws (as defined below) on the business operations and properties of the Company and its subsidiaries, in the ordinary course of which they seek to identify and evaluate associated costs and liabilities. Except as disclosed in the registration Statement, the Company and its subsidiaries are in compliance with all applicable existing federal, state, local and foreign laws and regulations relating to the protection of human health or the environment or imposing liability or requiring standards of conduct concerning any Hazardous Materials ("Environmental Laws"), except for such instances of noncompliance which, either singly or in the aggregate, would not have a Material Adverse Effect. The term "Hazardous Material" means
         (a) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (b) any "hazardous waste" as defined by the Resource Conservation and Recovery





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
         Act, as amended, (c) any petroleum or petroleum product, (d) any polychlorinated biphenyl and (e) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law.

              (o) There is no alleged liability, or to the best knowledge and information of the Company potential liability (including, without limitation, alleged or potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) of the Company or any of its subsidiaries arising out of, based on or resulting from (i) the presence or release into the environment of any Hazardous Material at any location at which the Company or any of its subsidiaries has previously conducted or is currently conducting any business (whether or not owned by the Company or any of its subsidiaries) or has previously owned or currently owns any property or (ii) any violation or alleged violation of any Environmental Law, in either case (x) which alleged or potential liability is required to be disclosed in the Registration Statement, other than as disclosed therein, or (y) which alleged or potential liability, singly or in the aggregate, would have a Material Adverse Effect.

              (p) Neither the Company nor any of its Subsidiaries is involved in any material labor dispute nor, to the best of the knowledge of the Company and its Subsidiaries, is any material labor dispute threatened which, if such dispute were to occur, would have a Material Adverse Effect.

              (q) All tax returns required to be filed by the Company and each of its subsidiaries in any jurisdiction have been filed, and all material taxes (including, but not limited to, withholding taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from any taxing authority) have been paid other than those (i) being contested in good faith and for which adequate reserves have been provided or (ii) currently payable without penalty or interest.

              (r) Neither the issuance, sale and delivery of the Notes, nor the application of the proceeds thereof by the Company and its subsidiaries as set forth in the Prospectus, will violate Regulations G, T, U or X promulgated by the Board of Governors of the Federal Reserve System.

              (s) Except as otherwise disclosed in the Prospectus or such as are not material to the condition (financial or other), business, prospects, net worth or results of operations of the Company and its subsidiaries, taken as a whole, the Company and each of its subsidiaries has good and marketable title, free and clear of all liens, claims, encumbrances and restrictions, except liens for taxes not yet due and payable, to all property and assets described in the Prospectus as being owned by it.

              (t) The Company and each of its subsidiaries maintain adequate insurance covering their properties, operations, personnel and businesses. Such insurance insures against such losses and risks as are adequate in accordance with customary industry practice to protect the Company and each of its subsidiaries and their respective businesses.

              (u) Any material real property leases to which the Company or any of its subsidiaries is a party are valid and binding and no default has occurred and is continuing thereunder which would result in any Material Adverse Effect, and the Company and its subsidiaries





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
         enjoy peaceful and undisturbed possession under all such material real property leases to which any of them is party as lessee with such exceptions as do not materially interfere with the use made of such property by the Company or such subsidiary.

              (v) Other than as contemplated by this Agreement, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder's fee or other fee or commission as a result of any of the transactions contemplated by this Agreement.

              (w) No consent, approval, authorization or order of, or filing or qualification with, any governmental agency or body or any court is required to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement or in connection with the sale of the Notes by the Company pursuant to this Agreement, except such as have been obtained and made under the Act and such as may be required under state securities law.

              (x)  The Company has complied with all provisions of Section
         517.075 Florida Statutes, relating to doing business with the Government of Cuba or with any person or any affiliate located in Cuba.

              (y) The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide assurance that:
         (1) transactions are executed in accordance with management's general or specific authorizations; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (3) access to assets is permitted only in accordance with management's general or specific authorization; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

              (z)  Prior to and immediately after the issuance of the Notes,
         (1) the present fair salable value of the assets of the Company exceeded and will exceed the amount that will be required to be paid on, or in respect of, the Company's debts and other liabilities (including contingent liabilities) as they become absolute and matured, (2) the Company does not have and will not have unreasonably small capital to carry out its business as conducted or as proposed to be conducted and (3) the Company does not intend to, and does not believe that it will, incur debts or other liabilities beyond its ability to pay such debts and liabilities as they mature. The Company does not intend to permit any of its subsidiaries to incur debts or other liabilities beyond their respective ability to pay such debts and liabilities as they mature.

              (aa) Arthur Andersen & Co. are the independent public accountants with respect to the Company as required by the Act.

              (ab) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement, or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.





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
              (ac) The order confirming the Company's (or its predecessor's) plan of reorganization under Chapter 11 of the Bankruptcy Code (the "Code") is a valid and binding Final Order (as defined in the Code) and has not been overturned by a court of competent jurisdiction. There are no appeals of such Final Order pending in the District of Florida or in the Court of Appeals for the Eleventh Circuit and there are no motions for reconsideration of such confirmation order.

              (ad) Each certificate signed by any officer of the Company and delivered to the Underwriter or counsel for the Underwriter shall be deemed to be a representation and warranty by the Company to the Underwriter as to the matters covered thereby.

    3. Purchase, Sale and Delivery of Notes. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each Underwriter, and each Underwriter severally, but not jointly, agrees to purchase from the Company, at a purchase price of _____% of the principal amount of the Notes, plus accrued interest, if any, from ________, to the Closing Date, the amount of Notes set forth opposite the name of such Underwriter in Schedule A hereto.

    The Notes will be delivered by the Company to you for your accounts against payment of the purchase price therefor by certified or official bank check or checks in New York Clearing House (next day) funds payable to the order of the Company at the office of Latham & Watkins, 885 Third Avenue, Suite 1000, New York, New York at 10:00 a.m. on ___________, 1994 (or if the New York or American Stock Exchanges or commercial banks in The City of New York are not open on such day, the next day on which such exchanges and banks are open), or at such other time not later than eight full business days thereafter as you and the Company determine, such time being herein referred to as the "Closing Date." The Notes will be prepared, in definitive form and in such denominations and registered in such names as you may request upon at least two business days' prior notice to the Company and will be made available for checking and packaging at the office of Kidder, Peabody & Co. Incorporated at 10 Hanover Square, New York, New York, at least one business day prior to the Closing Date.

    4.   Covenants.  The Company covenants and agrees with you that:

         (a) The Company will cause the Prospectus to be filed with the Commission as required by Section 2(a) hereof (but only if you have not reasonably objected thereto by notice to the Company after having been furnished a copy a reasonable time prior to filing) and will notify you promptly of such filing; the Company will notify you promptly of the time when any subsequent amendment to the Registration Statement has become effective or any supplement to the Prospectus has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information; the Company will prepare and file with the Commission, promptly upon your request, any amendments or supplements to the Registration Statement or Prospectus that, in your opinion, may be necessary or advisable in connection with the distribution of the Notes by the Underwriters; and the Company will file no amendment or supplement to the Registration Statement or Prospectus to which you shall reasonably object by notice to the Company after having been furnished a copy a reasonable time prior to the filing.

         (b) The Company will advise you, promptly after it shall have received notice or obtained knowledge thereof, of the issuance by the Commission of any stop order suspending the





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
    effectiveness of the Registration Statement, of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and the Company will promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued.

         (c) Within the time during which a prospectus relating to the Notes is required to be delivered under the Act, the Company will comply as far as it is able with all requirements imposed upon it by the Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Notes as contemplated by the provisions hereof and the Prospectus. If during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act, the Company will promptly notify you and will amend the Registration Statement or supplement the Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

         (d) The Company will use its best efforts to qualify the Notes for sale under the securities laws of such jurisdictions as you reasonably designate and to continue such qualifications in effect so long as required for the distribution of the Notes but in no event for more than 180 days, except that the Company shall not be required in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or to subject itself to general taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company will also arrange for the determination of the eligibility for investment of the Notes under the laws of such jurisdictions as you reasonably request.

         (e) The Company will furnish to the Underwriters copies of the Registration Statement (two of which will be signed and will include all exhibits), each Preliminary Prospectus, the Prospectus, and all amendments and supplements to such documents, in each case as soon as available and in such quantities as you may from time to time reasonably request.

         (f) The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company's current fiscal quarter, an earnings statement (which need not be audited) covering a 12-month period beginning after the effective date of the Registration Statement that shall satisfy the provisions of Section 11(a) of the Act.

         (g) The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is prevented from becoming effective under the provisions of Section 9(a) hereof or is terminated, will pay all expenses incident to the performance of its obligations hereunder, will pay the expenses of printing all documents relating to the offering, and will reimburse you for any expenses (including fees and disbursements of counsel) incurred by you in connection with the matters referred to in Section 4(d) hereof and the preparation of memoranda relating thereto and for any filing fee of the National Association of Securities Dealers, Inc. relating to the Notes. If the sale of the Notes provided for herein is not consummated by reason of action by the Company pursuant to Section 9(b)(i) hereof that prevents this Agreement from becoming effective, or by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed, or because





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
    any other condition of your obligations hereunder required to be fulfilled by the Company is not fulfilled, the Company will reimburse you for all reasonable out-of-pocket disbursements (including fees and disbursements of counsel) incurred by you in connection with your investigation, preparing to market and marketing the Notes or in contemplation of performing your obligations hereunder. The Company shall not in any event be liable to any of you for loss of anticipated profits from the transactions covered by this Agreement.

         (h) The Company will apply the net proceeds from the sale of the Notes to be sold by it hereunder for the purposes set forth in the Prospectus.

    5. Conditions of Your Obligations. The obligations of the Underwriters to purchase and pay for the Notes, as provided herein, shall be subject to the accuracy, as of the date hereof and the Closing Date (as if made at and as of the Closing Date), of the representations and warranties of the Company herein, to the performance by the Company of each of its respective obligations hereunder and to the following additional conditions:

         (a) The Prospectus shall have been filed with the Commission as required by Section 2(a) hereof; and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter, threatened by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to your satisfaction.

         (b) No Underwriter shall have advised the Company that the Registration Statement or the Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in your opinion is material, or omits to state a fact that in your opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

         (c) Except as contemplated in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been any change, on a consolidated basis, in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, or any adverse change, or any development involving a prospective adverse change, in the condition (financial or other), business, prospects, net worth or results of operations of the Company, that, in your judgment, makes it impractical or inadvisable to offer or deliver the Notes on the terms and in the manner contemplated in the Prospectus.

         (d) You shall have received the opinion of Willkie Farr & Gallagher, counsel for the Company, dated the Closing Date, to the effect that:

            (i) The Company and each of the Company's subsidiaries has been duly incorporated and is an existing corporation in good standing under the laws of its respective jurisdiction of incorporation, has full power and authority (corporate and other) to conduct its business as described in the Registration Statement and Prospectus and is duly qualified to do business in each jurisdiction in which it owns or leases real property or in which the conduct of its business requires such qualification except where the failure to be so qualified, considering all such cases in the aggregate, does not involve a material adverse risk to the business, properties, financial position or results of operations of the Company and the Company's subsidiaries.

           (ii) Each of the Indenture and the Notes have been duly authorized by the Company, the Indenture has been duly qualified under the Trust Indenture Act and when duly executed and delivered will constitute, and the Notes, when duly executed, authenticated, issued and delivered as contemplated hereby and by the Indenture, will constitute, valid and legally binding obligations of the Company, enforceable in accordance with their terms and, in the case of the Notes, entitled to the benefits of the Indenture, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          (iii) The Registration Statement has become effective under the Act; the Prospectus has been filed with the Commission as required by
         Section 2(a) hereof and to the best knowledge of such counsel no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of such counsel, threatened by the Commission.

           (iv) Each part of the Registration Statement, when such part became effective, and the Prospectus, and any amendment or supplement thereto, as of the respective date thereof, complied as to form in all material respects with the requirements of the Act, the Trust Indenture Act and the Rules and Regulations; and such counsel has no reason to believe that either the Registration Statement or the Prospectus or any amendment or supplement thereto contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading; it being understood that such counsel need express no opinion as to the financial statements or other financial data included or incorporated by reference in any of the documents mentioned in this clause.

            (v) The descriptions in the Registration Statement and Prospectus of statutes, legal and governmental proceedings, contracts and other documents are accurate and fairly present the information required to be shown; and such counsel does not know of any statutes or legal or governmental proceedings required to be described in the Prospectus that are not described as required, or of any contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement that are not described and filed as required.

           (vi) The Company is not an "investment company" under the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

           (vii) There is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or threatened, to which the Company or any its subsidiaries is or may be a party or to which the business or property of the Company or any of its subsidiaries is or may be subject, or
         (ii) no injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction to which the Company or any of its subsidiaries is or may be subject issued that, in the case of clauses (i) and (ii) above, (a) is required to be disclosed in the Registration Statement or the Prospectus and that is not so disclosed, (b) might suspend the effectiveness of the Registration Statement, (c) might prevent or suspend the use of any preliminary prospectus in any jurisdiction, (d) except as disclosed in the Registration Statement or the Prospectus, would have a Material Adverse Effect, (e) would interfere with or adversely affect the issuance of the Notes, or (f) would in any manner invalidate any provisions of this Agreement, the Indenture or the Notes.

           (viii) The statements contained in the Prospectus under the caption "Description of the Notes" insofar as they purport to describe the terms of the Notes, constitute accurate summaries thereof in all material respects;

           (ix) Neither the issuance, sale and delivery of the Notes, nor the application of the proceeds thereof by the Company and its subsidiaries as set forth in the Prospectus, will violate Regulations G, T, U or X promulgated by the Board of Governors of the Federal Reserve System.

            (x) No consent, approval, authorization or order of, or filing or qualification with, any governmental agency or body or any court is required to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement or in connection with the sale of the Notes by the Company pursuant to this Agreement, except such as have been obtained and made under the Act and such as may be required under state securities law.

           (xi) This Agreement has been duly authorized, executed and delivered by the Company. The performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute or any agreement or instrument filed as an exhibit to the Registration Statement, the charter or by-laws of the Company, or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties; no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance or sale of the Notes by the Company, except such as may be required under the Act, the Trust Indenture Act or state securities laws; and the Company has full power and authority to authorize, issue and sell the Notes as contemplated by this Agreement.

         (e) You shall have received the opinion of Joseph Bernadino, general counsel to Prime Hospitality Corp., dated the Closing Date, to the effect that:

            (i) This Agreement has been duly authorized, executed and delivered by the Company. The performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, or any agreement or instrument filed as an exhibit to the Registration Statement, the charter or by-laws of the Company, or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties; no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance or sale of the Notes by the Company, except such as may be required under the Act, the Trust Indenture Act or state securities laws; and the Company has full power and authority to authorize, issue and sell the Notes as contemplated by this Agreement.

           (ii) None of the Company or any of its subsidiaries is in violation of any safety or similar law applicable to its business, nor any federal, state or foreign law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal, state or foreign wages and hours laws, nor any provisions of ERISA, which in each case would have a Material Adverse Effect.

          (iii) To his knowledge, except as set forth in the Registration Statement, the Company and its subsidiaries are in compliance with all applicable existing federal, state, local and foreign laws and regulations relating to Environmental Laws, except for such instances of noncompliance which, either singly or in the aggregate, would not have a Material Adverse Effect. There is no alleged liability, or, to the best of his knowledge, potential liability (including, without limitation, alleged or potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) of the Company or any of its subsidiaries arising out of, based on or resulting from (i) the presence or release into the environment of any Hazardous Material at any location at which the Company or any of its subsidiaries has previously conducted or is currently conducting any business (whether or not owned by the Company or any of its subsidiaries) or has previously owned or currently owns any property or (ii) any violation or alleged violation of any Environmental Law, in either case (x) which alleged or potential liability is required to be disclosed in the Registration Statement, other than as disclosed therein, or (y) which alleged or potential liability, singly or in the aggregate, would have a Material Adverse Effect.

         (iv) Neither the Company nor any of its Subsidiaries is involved in any material labor dispute nor, to the best of the knowledge of the Company and its Subsidiaries, is any material labor dispute threatened which, if such dispute were to occur, would have a Material Adverse Effect.

          (v) Except as would not have a Material Adverse Effect, neither the Company nor any of its subsidiaries is in violation of its charter or by-laws and, to the best of his knowledge, neither the Company nor any of its subsidiaries is in default in the performance of any obligation, agreement or condition contained in any of the agreements filed as an exhibit to the Registration Statement.

          (vi) All of the outstanding shares of capital stock of each such subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and (except as otherwise stated in the Registration Statement), to the best of his knowledge, are owned beneficially by the Company subject to no security interest, other encumbrance or adverse claim.

         (f) You shall have received from Latham & Watkins, counsel for the Underwriters, such opinion, dated the Closing Date, with respect to the validity of the Notes, the Registration Statement, the Prospectus and other related matters as you reasonably may request, and such counsel shall have received such papers and information as they request to enable them to pass upon such matters.

         (g) At the time of execution of this Agreement and on the Closing Date, you shall have received a letter from Arthur Andersen & Co., dated the date of delivery thereof, to the effect set forth in Exhibit I hereto.

         (h) At the time of execution of this Agreement and on the Closing Date, you shall have received a letter from J.H. Cohn & Company, dated the date of delivery thereof, to the effect set forth in Exhibit II hereto.

         (i) You shall have received from the Company a certificate, signed by the respective Chairman of the Board, President or Vice President and by the respective principal financial or accounting officer, dated the Closing Date, to the effect that, to the best of their knowledge based upon reasonable investigation:

              (i) The representations and warranties of the Company in this Agreement are true and correct, as if made at and as of the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

             (ii) No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceeding for that purpose has been instituted or is threatened by the Commission; and

            (iii) Since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amendment or supplement to the Registration Statement or Prospectus that has not been so set forth.

         (j) The Company shall have furnished to you such further certificates and documents in connection with the offering as you shall have reasonably requested.

All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to you. The Company will furnish you with such conformed copies of such opinions, certificates, letters and other documents as you shall reasonably request.

    6. Indemnification and Contribution. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which you may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each of you for any legal or other expenses reasonably incurred by any of you in connection with investigating or defending against such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that (i) the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any such amendment or supplement, in reliance upon and in conformity with written information relating to any of you furnished to the Company by you specifically for use in the preparation thereof and (ii) the foregoing indemnity shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Notes, or any controlling person of such Underwriter, if a copy of the Prospectus (including any amendment or supplement thereto delivered to such Underwriter prior to the date such Prospectus was sent or given to such purchaser) was not sent or given by or on behalf of such Underwriter to such person at or prior to the written confirmation of the sale of Notes to such person, and if the Prospectus (including any amendment or supplement thereto delivered to such Underwriter prior to the date such Prospectus was sent or given to such purchaser) cured the defect giving rise to such losses, claims, damages or liabilities.

    (b) Each Underwriter will indemnify and hold harmless the Company, each of its directors, each of its officers who sign the Registration Statement and each person who controls the Company within the meaning of the Act against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any such amendment or supplement, in reliance upon and in conformity with written information relating to you furnished to the Company by you specifically for use in the preparation thereof; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending against any such loss, claim, damage, liability or action as such expenses are incurred.

    (c)  Promptly after receipt by an indemnified party under subsection (a) or
(b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability that it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party, similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

    (d) If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or
(b) above, then each indemnifying party shall contribute the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault either of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering

(before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. Each of the Company and you agree that it would not be just and equitable if contributions pursuant to this subsection (d) were to be determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the first sentence of this subsection (d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim that is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligation in this subsection
(d) are several in proportion to their respective underwriting obligations and not joint.

    (e) The obligations of the Company under this Section 6 shall be in addition to any liability that the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act and to the respective officers, directors, partners, employees, representatives and agents of any of the Underwriters; and the obligations of Underwriters under this Section 6 shall be in addition to any liability that the respective Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

    7. Representations and Agreements to Survive Delivery. All representations, warranties and agreements of the Company herein or in certificates delivered pursuant hereto, and the agreements of the several Underwriters contained in Section 6 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling persons, or the Company or any of their respective officers, directors or any controlling persons, and shall survive delivery of the Notes to you hereunder.

    8. Substitution of Underwriters. (a) If any Underwriter or Underwriters shall fail to take up and pay for the amount of Notes agreed by such Underwriter or Underwriters to be purchased hereunder, upon tender of such Notes in accordance with the terms hereof, and the amount of Notes not purchased does not aggregate more than 10% of the total amount of Notes that the Underwriters are obligated to purchase hereunder at the Closing Date, the remaining Underwriter shall be obligated to take up and pay for the Notes that the withdrawing of defaulting Underwriter agreed but failed to purchase.

    (b) If any Underwriter or Underwriters shall fail to take up and pay for the amount of Notes agreed by such Underwriter or Underwriters to be purchased hereunder, upon tender of such Notes in accordance with the terms hereof, and the amount of Notes not purchased aggregated more than 10% of the total amount of Notes that the Underwriters are obligated to purchase hereunder at the Closing Date, and arrangements satisfactory to you and the Company for the purchase of such Notes by other persons are not made within 36 hours thereafter, this Agreement shall terminate. In the event of any such termination the Company shall not be under any liability to any Underwriter with respect to Notes not purchased by reason of such termination (except to the extent provided in Section 4(g) and Section 6 hereof nor shall any Underwriter (other than an Underwriter who shall have failed, otherwise than for some reason permitted under this Agreement, to purchase the amount of Notes agreed by such Underwriter to be purchased hereunder) be under any liability to the Company with respect to such Notes (except to the extent provided in Section 6 hereof).

    9. Effective Date of this Agreement and Termination. (a) This Agreement shall become effective at 10:00 a.m., New York City time, on the first full business day following the later of the effective date of the Registration Statement or the execution of this Agreement, or at such earlier time after the effective date of the Registration Statement as you in your discretion shall first release the Notes for sale to the public. For the purposes of this Section, the Notes shall be deemed to have been released for sale to the public upon release by you of the publication of a newspaper advertisement relating thereto or upon release by you of telexes offering the Notes for sale to securities dealers, whichever shall first occur. By giving notice as hereinafter specified before the time this Agreement becomes effective, you or the Company may prevent this Agreement from becoming effective without liability of any party to any other party, except that the provisions of
Section 4(g) and Section 6 hereof shall at all times be effective.

    (b) You shall have the right to terminate this Agreement by giving notice as hereinafter specified at any time at or prior to the Closing Date if (i) the Company shall have failed, refused or been unable, at or prior to the Closing Date, to perform any agreement on its part to be performed hereunder, (ii) any other condition of your obligations hereunder is not fulfilled, (iii) trading on the New York Stock Exchange or the American Stock Exchange shall have been wholly suspended, (iv) minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the New York Stock Exchange or the American Stock Exchange, by such exchange or by order of the Commission or any other governmental authority having jurisdiction, (v) a banking moratorium shall have been declared by Federal or New York authorities, or (vi) an outbreak or escalation of major hostilities in which the United States is involved, a declaration of war by Congress, any other substantial national or international calamity or any other event or occurrence of a similar character shall have occurred or shall have worsened since the execution of this Agreement that, in your judgment, makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Notes. Any such termination shall be without liability of any party to any other party except that the provisions of Section 4(g) and Section 6 hereof shall at all times be effective.

    (c) If you elect to prevent this Agreement from becoming effective or to terminate this Agreement as provided in this Section, the Company shall be notified promptly by you by telephone or telegram, confirmed by letter. If the Company elects to prevent this Agreement from becoming effective, you shall be notified promptly by the Company by telephone or telegram, confirmed by letter.

    10. Notices. All notices or communications hereunder, except as herein otherwise specifically provided, shall be in writing and if sent to you shall be mailed, delivered or telegraphed and confirmed to you c/o Kidder, Peabody & Co. Incorporated at 10 Hanover Square, New York, New

York 10005, or if sent to the Company, shall be mailed, delivered or telegraphed and confirmed to the Company at 700 Route 46 East, Fairfield, New Jersey 07004 to the attention of Joseph Bernadino, Esq., General Counsel. Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

    11. Parties. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons, officers and directors referred to in Section 6, and no other person will have any right or obligation hereunder.

    12. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF.


    If the foregoing correctly sets forth the understanding between the Company and you, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and the several Underwriters.


                                   Very truly yours,
                                   PRIME HOSPITALITY CORP.


                                   By:
                                      --------------------------------------






Accepted and agreed to as of the date first above written.

KIDDER, PEABODY & CO. INCORPORATED
   MONTGOMERY SECURITIES
By:  Kidder, Peabody & Co. Incorporated

By:
     --------------------------------------
       John E. Lopez-Ona
       Managing Director

                                   SCHEDULE A


                                                                                                                       Principal
     Underwriter                                                                                                         Amount
     -----------                                                                                                       ---------
 Kidder, Peabody & Co. Incorporated  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             $

 Montgomery Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             $



     Total . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           $100,000,00
                                                                                                                         ===========